EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2008, accompanying the consolidated financial statements and schedule (which reports expressed an unqualified opinion and contain an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” Securities and Exchange Commission Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” and Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payment”) and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Metropolitan Health Networks, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Metropolitan Health Networks, Inc. on Form S-8 (File No. 333-122976, effective February 24, 2005).

/s/ GRANT THORNTON LLP

Miami, Florida
March 3, 2008